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               99.2 Disclosure Statement, dated August 27, 2001.
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                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            Fort Lauderdale Division

In re:                                                Case No. 01-23925-BKC-RBR,

The Internet Advisory Corporation,
            Debtor:                                          Chapter 11

                              DISCLOSURE STATEMENT

         This Disclosure Statement and attached Plan of Reorganization (the "Plan") have been prepared pursuant to Section 1125 of Title 11 of the United States Code (the "Bankruptcy Code") on behalf of the Debtor, The Internet Advisory Corporation (the "Debtor" or "Debtor-in Possession"). This Disclosure Statement describes the terms and provisions of the Plan.

         The information contained herein has been prepared by the Debtor in good faith based upon information available to it. The information herein has not been subject to an audit. The Debtor believes that this Disclosure Statement complies with the requirements of the Bankruptcy Code and contains adequate information to enable all claim holders to make an informed judgment about the merits of approving or disapproving the Plan. A discussion of the history of the Debtor, the events leading up to the Chapter 11 filing, the status of the Debtor's business operations subsequent to the Filing Date and the significant events during the Chapter 11 case is set forth in Articles VI, VII and VIII of this Disclosure Statement.

         The description of the Plan and certain exhibits attached thereto contained in this Disclosure Statement are intended as summaries only and are qualified in their entirety by references to the Plan and exhibits thereto. The Plan is a legally binding
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arrangement and should be read in its entirety, as opposed to relying on the summary in this Disclosure Statement. Accordingly, creditors may wish to consult with their own lawyer regarding this Disclosure Statement and the Plan in order to understand the Plan more fully.

        Any representations made to secure an acceptance to the Plan that are not contained in this Disclosure Statement should be reported to the Debtor, the Debtor's counsel, and the United States Trustee for appropriate action.

         Any capitalized terms used and not otherwise defined herein have the same definition as set forth in Article II of the Plan. Article II of the Plan is attached hereto as Exhibit A for your convenience.

                                    ARTICLE I
                                  INTRODUCTION

         A. PURPOSE OF THE DISCLOSURE STATEMENT

         Confirmation of the Plan depends, in part, upon the receipt of a sufficient number of votes in favor of the Plan from persons holding Allowed Claims entitled to vote under the Plan. Accordingly, if you hold an Allowed Claim entitled to vote, your vote is important. (See Article IV infra.)

         If the Plan, including any amendments or modifications thereto, is rejected by the Claim holders, this case may be dismissed or converted to a Chapter 7 liquidation case. In the event of a Chapter 7 liquidation, Unsecured Creditors will receive less, if any, distribution compared to this Plan due to increased administrative expenses compounded with diminished value for accounts receivable and the Debtor's real property since liquidation of the Debtor's personal and real property will be at


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substantially less than the market price for an operating business.

         This Disclosure Statement describes the classification and treatment of Claims in Article II as well as in the exhibits attached hereto. You are urged to study the Plan and to consult your legal and tax counsel concerning the Plan and its impact upon your legal rights before voting on the Plan.

         B. BRIEF EXPLANATION OF CHAPTER 11

         In Chapter 11, the debtor-in-possession retains its assets and operates its business unless, and until, a trustee is appointed: The formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The plan of reorganization is the vehicle for satisfying the claim holders' interests in the debtor and, when approved by the Court, establishes a reorganization "contract" between the debtor and its creditors under which the debtor pays its creditors. You are urged to consult a lawyer for further information regarding Chapter 11 bankruptcy cases.

                                   ARTICLE II
                    CLASSIFICATION OF CLAIMS UNDER THE PLAN

         The Claims of creditors and interests of the Debtor shall be divided into five Classes. (Note, Administrative and Priority Claims are not deemed to be included in any Class.)

         CLASS 1: Allowed Unsecured Lease Termination Damage Claim of Spring Lake Partners

         CLASS 2:   Allowed Unsecured Rejected Bandwidth Contract Claims

         CLASS 3:   Allowed Unsecured Convenience Class Claims

         CLASS 4:   Allowed Unsecured Claims


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         CLASS 5:   Equity Security Interest Claims (White Knight Class)

         CLASS 6:   Equity Stock Option Holders

         The Allowed Claims against the Debtor have been classified into separate Classes, each of which will be treated under the Plan. A Claim is in a particular Class only to the extent that any portion of the Claim qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class. Specifically, the Classes provided for in the Plan are set forth as follows:

         A. ADMINISTRATIVE EXPENSE CLAIMS: These Claims shall consist primarily of the balance of unpaid post-petition rent obligations to Spring Lake Partners for the use and occupancy of the Debtor's premises, the balance of unpaid post-petition obligations to AT&T on account of the Internet bandwidth contract by and between the Debtor and AT&T (paid on a current basis in the ordinary course of business), and the fees and expenses of professionals employed pursuant to Court authorization. These fees and expenses shall be paid in full in cash on the Effective Date when allowed by Final Order of the Court or as otherwise agreed. Any remaining fees due to the office of the United States Trustee or the Bankruptcy Court shall be paid in full in cash on the Effective Date.

         The Debtor estimates the aggregate of administrative expenses will be approximately $95,000.00 as of the Confirmation Date consisting of an approximate balance due of $30,000.00 to Spring Lake Partners for the Debtor's post-petition use and occupancy of the Debtor's premises, an approximate balance due of $5,000.00 to AT&T on account of the Internet bandwidth contract by and between the Debtor and

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AT&T, legal fees to the Debtor's bankruptcy counsel, Steven M. Stoll, P.A., a
Florida professional association doing business as Stoll & Associates, in the approximate amount of $40,000.00 (net of pre-petition retainer), legal fees to the Debtor's Securities Exchange Commission counsel, Kaplan Gottbetter & Levenson, in the approximate amount of $10,000.00 (net of pre-petition retainer), and auditor/accounting fees to the Debtor's auditor/accountant, Radin Glass & Co., in the approximate amount of $10,000.00 (net of pre petition retainer). The Debtor will remain current on all obligations to the United States Trustee's office and the Clerk of the Court throughout this Chapter 11 case -and anticipates that no such fees will be due at confirmation.

         These fees and expenses shall be paid in full in cash on the Effective Date when allowed by Final Order of the Court or as otherwise agreed. Any remaining fees due to the office of the United States Trustee or the Bankruptcy Court shall be paid in full in cash on the Effective Date.

         Notwithstanding any other provisions of the Plan to the contrary, the Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6), within 10 days of the entry of the order confirming this Plan, for pre-confirmation periods and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Debtor, as a reorganized Debtor, shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. 1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C.1930(a)(6), based upon all post-confirmation disbursements made by the reorganized Debtor, until the earlier of the


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closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon the entry of an Order by the Bankruptcy Court dismissing this case or converting this case to another chapter under the Bankruptcy Code, and the reorganized Debtor shall provide to the United States Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all cash disbursements for the relevant period.

         B. PRIORITY-TAX CLAIMS: The Allowed Priority Tax Claims of the Internal Revenue Service shall be determined in accordance with the provisions of Section 507(a)(8) of the Bankruptcy Code. The Debtor estimates that the aggregate of all such claims is approximately $11,680.00, comprised of a claim in said amount of by the Internal Revenue Service.

         The Internal Revenue Service will receive on account of its claim deferred equal monthly cash payments over six years of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim commencing on the Effective Date plus interest at a rate of nine percent (9.0%). The Debtor's estimate does not include penalties, interest and costs associated with such claims which shall be treated as General Unsecured Claims. The Debtor estimates that penalties, interest and costs associated with such claims total approximately $1,500.00.

         C. CLASS 1 - ALLOWED UNSECURED LEASE TERMINATION DAMAGE CLAIM OF
SPRING LAKE PARTNERS: On or about February 6, 1998, Spring Lakes Partners, Ltd., ("SLP"), as landlord, and the Debtor, as tenant, entered into a lease, as amended thereafter, (the "Lease") regarding two suites in the premises located at 2455 East Sunrise Boulevard, Fort Lauderdale, Florida 33304 (the "Premises"). SLP

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presently holds a $14,360.54 deposit (the "Deposit") of the Debtor to secure its obligations under the Lease.

         In furtherance of its reorganization efforts, the Debtor desires to assume portions of the Lease, and reject other portions thereof. SLP has certain pre- and post-petition claims against the Debtor. After good faith and arm's length negotiations, the Debtor and SLP have agreed on a resolution to the issues, subject to Court approval, as follows:

         1. The Debtor owes SLP for pre-petition unpaid rent under the Lease in an amount to be agreed upon by the parties and the Debtor owes SLP with respect to its post-petition obligations under the Lease through and including August 31st, 2001 in amount to be agreed upon by the parties.

         2. The Debtor consents to the Court granting SLP immediate relief from the automatic stay imposed by section 362 of the Bankruptcy Code to allow SLP to apply the entire Deposit to partially satisfy the pre- and/or post-petition amounts due under the Lease through August 31st, 2001.

         3. The Debtor shall pay an amount to be agreed upon by the parties to SLP on account of the Debtor's remaining post-petition Lease obligations that are not satisfied by SLP's retention of the Deposit. Said funds shall constitute and be allowed as administrative expenses pursuant to
                  Section 503(b) and Section 507(a)(1) of the Bankruptcy

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                  Code and shall be paid within three (3) business days after
                  Court approval of the stipulation between the parties and the confirmation of the Debtor's Plan of Reorganization.

         4. The Debtor rejects that portion of the Lease that relates to the 4th Floor of the Premises, effective immediately. SLP, however, has agreed to allow the Debtor additional time to vacate the 4th Floor of the Premises, through and including September 10, 2001. The Debtor has agreed to use its best efforts to assist SLP in securing a new tenant for the 4th Floor of the Premises and, in furtherance thereof, the Debtor has agreed to allow SLP to market the 4th Floor of the Premises effective immediately. SLP has agreed to use its best efforts to mitigate any damages that it may incur as a result of the Debtor's rejection of the 4th Floor portion of the Lease.

         5. The Debtor hereby assumes that portion of the Lease that relates to the 1st Floor of the Premises. SLP consents to the assumption and subject to Court approval, agrees to a modification of the Lease to reflect the Debtor's assumption of the 1st Floor of the Premises and rejection of the 4th Floor of the Premises.

         6. Beginning September 1st, 2001, the Debtor shall make monthly post-petition administrative rent payments for the 1st Floor of the Premises in an amount as required by the Lease, plus an

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                  additional $666.67 per month for nine (9) months, to replenish a portion of the Deposit over time. Following the nine months, SLP shall hold a Deposit of $6,000.00.

         7. As a result of the Debtor's rejection of the portion of the lease relating to the 4th Floor of the Premises, SLP has suffered lease termination damages. The Debtor and SLP are presently calculating the amount of such damages (the "Lease Termination Damages").

         The Lease Termination Damages shall be treated as an Unsecured Claim. Spring Lake Partners shall receive on account of its Allowed Unsecured Lease Termination Damage Claim deferred cash payments equal to ten percent (10%) of its Claim in twelve equal monthly installments commencing thirty (30) days after the Effective Date. The Debtor shall execute a substitute lease and other necessary documents and instruments in a form to be agreed upon by the parties.

         D. CLASS 2 - ALLOWED UNSECURED REJECTED BANDWIDTH CONTRACT CLAIMS:
The Allowed Unsecured Rejected Bandwidth Contract Claims of Winstar, Genuity Solutions, Inc., Expanets, Quest, AT&T, BellSouth, and MCI shall be treated as Unsecured Claims. Winstar, Genuity Solutions, Inc., Expanets, Quest, AT&T, BellSouth, and MCI shall receive on account of their claims deferred cash payments equal to ten percent (10%) of their Allowed Unsecured Claims in equal monthly installments over five (5) years commencing thirty (30) days after the Effective Date. The Debtor estimates that the aggregate of all Allowed Unsecured Rejected

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Bandwidth Contract Claims is approximately $650,000.00; however, the Debtor will be filing objections to various proofs of claim filed and, subject to Court approval, anticipates reducing this approximate aggregate amount accordingly.

         E. CLASS 3 - ALLOWED UNSECURED CONVENIENCE CLASS CLAIMS: The Convenience Class is comprised of all Allowed Unsecured Claims less than $2,500.00. Each claimant of the Convenience Class shall receive on account of his, her or its Allowed Unsecured Claim the lesser of the actual Allowed Claim or $100.00. Such payment will be paid in full thirty (30) days after the Effective Date.

         F. CLASS 4 - ALLOWED UNSECURED CLAIMS: Each claimant of an Allowed Unsecured Claim shall receive on account of his, her or its Allowed Unsecured Claim deferred cash payments equal to five percent (5%) of the Claim in equal monthly installments over one (1) year commencing thirty (30) days after the Effective Date. The Debtor estimates that the aggregate of all Allowed Unsecured Claims is approximately $309,606.74; however, the Debtor will be filing objections to various proofs of claim filed and, subject to Court approval, anticipates reducing this approximate aggregate amount accordingly.

         G. CLASS 5 - EQUITY SECURITY INTEREST CLAIMS (WHITE KNIGHT CLASS):
The White Knight Class shall consist of Richard Goldring and all equity security holders that choose to make an additional capital contribution to the Debtor ("White Knight Electors"), as more specifically set forth herein.

         Richard Goldring shall contribute the sum of $50,000.00, at least 10 days prior to the hearing to consider confirmation of the Plan, in exchange for the retention of 100% of his equity interest in the Debtor. Each White Knight Elector shall contribute


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the sum of $1.00 per share, subject to a minimum capital contribution of
$1,000.00, at least 10 days prior to the hearing to consider confirmation of the Plan, in exchange for the retention of 100% of his equity interest in the Debtor.

         Any equity security holder chooses to not make an aggregate cash contribution to the Debtor shall retain their respective equity security interests in the Debtor subsequent to a 50 to 1 reverse of all issued and outstanding stock of the Debtor. Notwithstanding the foregoing, all holders of equity security interest in the Debtor shall receive no distribution under the Plan other than the retention of their respective interests, as more specifically set forth above.

         H. CLASS 6 - EQUITY STOCK OPTION HOLDERS: Any and all holders of any equity stock options in the Debtor shall have their options extinguished and shall receive no distribution under the Plan.

                                  ARTICLE III
                              LIQUIDATION ANALYSIS

         The Debtor's Chapter 7 Liquidation Analysis (the "Analysis") is attached hereto as Exhibit B. The Analysis reflects the Debtor's estimates of the proceeds they would realize if the Debtor were to be liquidated in accordance with Chapter 7 of the Bankruptcy Code. According to the Analysis, no distribution would be made to Unsecured Creditors in a Chapter 7 liquidation scenario, as the funds available for distribution would be insufficient to pay Administrative Claims and Priority Claims in full.

                                   ARTICLE IV
                       VOTING PROCEDURES AND REQUIREMENTS


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         A. MANNER OF VOTING ON PLAN: Each Claim holder entitled to vote on the
Plan may cast a vote by completing, dating, and signing the accompanying Ballot, and delivering it in person or by mail to:

                           Clerk of Bankruptcy Court
                               299 E Broward BLVD
                                    Room 112
                           Fort Lauderdale, FL 33301

                                 With a copy to:
                               Stoll & Associates
                      3696 North Federal Highway, Suite 300
                            Fort Lauderdale, FL 33308

         A sample Ballot is attached hereto as Exhibit C.

         B. CLAIM HOLDERS ENTITLED TO VOTE: Except as provided below, any Claim holder whose claim is an Impaired Claim (as hereinafter defined and discussed) under the Plan is entitled to vote. THE DEADLINE TO FILE A PROOF OF CLAIM IS SEPTEMBER 26, 2001. A Claim holder is entitled to vote if either (i) its Claim has been listed in the Debtor's Schedule of liabilities filed with the Bankruptcy Court and such Claim is not scheduled as disputed, contingent or unliquidated, or (ii) such Claim holder is disputed, but has filed a Proof of Claim on or before September 26, 2001, and the Bankruptcy Court, upon motion by the Creditors holding such Claim, temporarily allows the Claim in an estimated amount which it deems to be proper for the purpose of voting either to accept or reject the Plan. Any such motion must be heard after appropriate notice, and determined by the Bankruptcy Court prior to the date established by the Bankruptcy Court as the final date to vote on the Plan. If a Claim of a Claim holder is disputed, contingent or unliquidated, and the Claim holder did not file a Proof of Claim, the Claim holder cannot vote. In addition, a vote may be


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disregarded if the Bankruptcy Court determines that the acceptance or rejection of the Plan by the Creditor was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.

         C. DEFINITION OF IMPAIRMENT: Under Section 1124 of the Bankruptcy Code, a Class is considered an Impaired Class under a plan unless, with respect to each Claim or interest of such Class, the plan:

         (1) leaves unaltered the legal, equitable and contractual rights of the holder of such Claim or interest; or

         (2) notwithstanding any contractual provision or applicable law that entitles the holder of the Claim or interest to receive accelerated payment of such Claim or interest after the occurrence of a default:

                  (a) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in
                           Section 365(b)(2) of the Bankruptcy Code;

                  (b) reinstates the maturity of such Claim or interest as it existed before the default;

                  (c) compensates the holder of such Claim or interest for damages incurred as a result of reasonable reliance on such contractual provision or such applicable law; and

                  (d) does not otherwise alter the legal, equitable or contractual rights to which such Claim or interest entitles the holder of such Claim or interest.


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         D. CLASSES IMPAIRED UNDER THE PLAN: Claim holders in Classes 1 through
6 are impaired under the Plan and are eligible to vote to accept or reject the Plan, subject to the limitations set forth above. Any controversy as to whether any Claim holder or Class of Claim holders is impaired under the Plan shall, after notice and hearing, be determined by the Bankruptcy Court.

         E. VOTE REQUIRED FOR CLASS ACCEPTANCE: Section 1126(c) of the Bankruptcy Code defines acceptance of a plan of reorganization by a Class of Claims as the acceptance by holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims of the Class actually voting to accept or reject the proposed plan of reorganization.

         F. INFORMATION ON VOTING BALLOTS: Ballots are being forwarded to Claim holders in Classes 1-6.

         G. DISTRIBUTIONS UNDER THE PLAN: Distributions of cash to be made by the Debtor pursuant to this Plan shall be made within thirty (30) days of the Effective Date or as soon as practicable thereafter or in accordance with the terms and provisions of the Plan.

         Steven M. Stoll, Esq. of Steven M. Stoll, P.A., a Florida professional association doing business as Stoll & Associates, the Debtor's bankruptcy counsel, shall act as the Debtor's disbursing agent for the purpose of making the initial distributions required under the Plan and, except as otherwise provided herein, shall establish such accounts as he may in his sole discretion deem necessary. Thereafter, either the Debtor or a Disbursing Agent appointed by the Debtor may make all future distributions.

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         H. MISCELLANEOUS PROVISIONS The rights afforded in this Plan shall be in exchange for and in complete satisfaction, discharge and release of all existing Claims of any nature against the Debtor or any of the Debtor's real or personal property. The Debtor's discharge shall be effective as to each Claim, regardless of whether (a) a Proof of Claim was filed; (b) whether the Claim is an Allowed Claim; or (c) whether the holder votes to accept the Plan. Subsequent to confirmation, all persons or entities shall be precluded from asserting Claims against the Debtor or the Debtor's assets or properties or any other future Claims based upon any act, transaction or activity of any kind that occurred prior to the Confirmation Date. Upon the confirmation of the Plan, the Debtor's estate property shall revest in the Debtor.

         Pursuant to Local Rule 3007-1(B), the Debtor's objections to Claims must be filed no later than the deadline set in the "Order(I) Approving Disclosure Statement; (II) Setting Hearing on Confirmation of Plan; (III) Setting Various Deadlines; and (IV) Describing Plan Proponent's Obligations" or in the "Order Conditionally Approving Disclosure Statement, etc." for service of a plan, disclosure statement and ballots.

         Each impaired Class of creditors with Claims against the Debtor's estate shall be entitled to vote separately to accept or reject the Plan.
Section 1126 of the Bankruptcy Code requires acceptance by creditors of a Class holding at least two-thirds in amount and more than one-half in number of Allowed Claims "that have accepted or rejected the Plan." If sufficient acceptances are not received, the Debtor reserves the right to amend the Plan and/or proceed to "cramdown" pursuant to the provisions of Section 1129(b) of the Bankruptcy Code. The cramdown provisions of the Bankruptcy Code are discussed in detail in Article V, paragraph C infra.


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                                    ARTICLE V
                            CONFIRMATION OF THE PLAN

         The Bankruptcy Code establishes certain procedural and substantive requirements for confirmation of a plan of reorganization. In addition, the Bankruptcy Code provides a mechanism which enables the proponents of a plan of reorganization to confirm such a plan, notwithstanding rejection thereof by a Class of Creditors.

         A. CONFIRMATION HEARING: Section 1128(a) of the Bankruptcy Code requires that the Bankruptcy Court, after notice, hold a hearing on confirmation of the Plan (the "Confirmation Hearing). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

         Any objection to confirmation must be made in writing and filed with the Bankruptcy Court with proof of service and served upon the following persons prior to the date to be set forth by the Bankruptcy Court:

United States Trustee                      Stoll & Associates
51 SW 1st AVE                              Attn: Steven M. Stoll, Esq.
12" Floor                                  3696 North Federal Highway, Suite 300
Miami, FL 33130                            Fort Lauderdale, FL 33308

         B. REQUIREMENTS FOR CONFIRMATION OF THE PLAN: Section 1129 of the Bankruptcy Code sets forth the substantive requirements for confirmation of a plan of reorganization. At the Confirmation Hearing, the Bankruptcy Court will determine whether the Disclosure Statement contains "adequate information" as that term is defined in Section 1125(a)(1) of the Bankruptcy Code. Approval of the Disclosure Statement by the Court, however, is not tantamount to a decision by the Court on the merits of the Plan.

         C. CRAMDOWN: The Bankruptcy Code provides for confirmation of a


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plan even if it is not accepted by all Impaired Classes of Claims, if at least one Impaired Class has voted to accept the plan. These so-called "cramdown" provisions for Confirmation are set forth in Section 1129(b) of the Bankruptcy Code. If any Impaired Class of Claims does not accept the plan, the Bankruptcy Court may still confirm the plan at the request of the plan proponent if, as to each impaired Class which has not accepted the plan, the plan does not "discriminate unfairly" and the plan is "fair and equitable." The phrase "fair and equitable" has different meanings for Secured and Unsecured Claims and Classes of Equity Interests.

         If one or more Classes of Impaired Claims under the Plan rejects the Plan, the Debtor reserves the right to request the Bankruptcy Court to determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting Impaired Class, of Claims so as to allow confirmation despite the vote to reject the Plan.

         The Debtor also reserves the right to amend the Plan at that time and in such a manner as to permit confirmation over the vote of the rejecting impaired Class.

                                   ARTICLE VI
           HISTORY OF THE DEBTOR AND EVENTS LEADING UP TO CHAPTER 11
                                     FILING

         Debtor incorporated in Utah on September 21, 1981, under the name Adonis Energy, Inc. ("Adonis"). Adonis was formed for the primary purpose of acquiring and investing in energy resources. On March 10, 1983, Adonis' name was changed to Olympus M.T.M. Corporation ("Olympus"). Olympus failed to achieve success in its business endeavors and consequently ceased operations on or before April, 1990. Thereafter, Olympus remained dormant until June 22,1998, when it succeeded to the

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business of The Internet Advisory Corporation ("TIAC-FL"), a Florida corporation engaged in the business of providing Internet access and web design. Subsequent to reorganization, Debtor changed its name to The Internet Advisory
Corporation. Pursuant to the terms and conditions of the reorganization, Debtor issued 6,000,000 shares of its common stock to TIAC-FL's shareholders and assumed the liabilities of TIAC-FL in exchange for TIAC-FL's assets. At the time of this issuance, Debtor had 1,202,017 shares outstanding. Immediately after this issuance, the former shareholders of TIAC-FL owned 6,000,000 of Debtor's total of 7,202,017 outstanding shares, or 83% of Debtor. Upon closing the transaction, the Olympus officers and directors resigned and the designees of TIAC-FL were appointed to serve in their place.

         On December 30, 1999, Debtor entered into a Reorganization Agreement with Richard K. Goldring (the "Reorganization Agreement"), the sole stockholder of Sunrise Web Development, Inc., a Florida corporation ("Sunrise"), whereby Debtor issued 4,000,000 shares of its common stock to Mr. Goldring and his designees in exchange for 100% of the outstanding voting securities of Sunrise. Pursuant to the Reorganization Agreement, Sunrise became a wholly owned subsidiary of the Debtor. Mr. Goldring owned approximately 10.7% of Debtor's outstanding common stock prior to the completion of the Reorganization Agreement and approximately 37.5% of Debtor's outstanding common stock following completion. There were 9,345,018 shares of Debtor's common stock issued and outstanding prior to the completion of the Reorganization Agreement and 13,345,018 shares of Debtor's common stock issued and outstanding after completion.


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Presently, Debtor is a full service Internet company that provides web hosting, web design co-location, and e-commerce services which enable Debtor's customers to capitalize on the latest Web-based technologies quickly and cost effectively without the burden and expense of building, managing and maintaining the infrastructure required to support their desired applications. Additionally, Debtor provides its customers with access to electronic main services, public bulletin boards, the buddy list feature, instant message services, public or private "meeting rooms/chat rooms" for interactive conversations and live "auditorium" events. Debtor also offers enhanced value Internet security capabilities and professional consulting services to support a variety of methods or processes designed to resolve its customers' Internet problems.

         To maximize customer satisfaction, Debtor owns and operates a national network that provides high capacity, reliable Internet data transmission via multiple T-3 fiber optic lines with high-speed servers for the fastest possible Internet access. Debtor's present network is well suited to meet the current and anticipated service needs of its customers. By aggregating the capacity of data transmission over the Internet and capacity requirements of Debtor's operations onto one national network, Debtor continues to reduce costs, increase its operational control and efficiency, and provide redundancy and higher quality service. In this way, Debtor is able to address some of the most significant challenges that an Internet service provider faces in supporting its customers.

         Unfortunately, Debtor's previous management entered into several onerous Internet based service contracts which obligated Debtor to make monthly payments in excess of $42,000.00. Debtor disputed the amounts owed under such service


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contracts since certain of the services were never provided and others were not provided in a timely fashion and Debtor attempted to terminate the burdensome contracts; however there could be no assurance that the payables due under such contracts would be negotiated in a manner satisfactory to Debtor. Although none of these contract disputes have resulted in litigation, Debtor's auditors included an accrued liability of $500,000.00 in its December 31, 2000, financial statements. As a direct result of the tremendous ongoing monthly financial burden, Debtor quickly became unable to offer competitively priced products which, in turn, ultimately drove Debtor to file for relief under Chapter 11 of the Bankruptcy Code.

                                  ARTICLE VII
             STATUS OF THE DEBTOR'S BUSINESS OPERATIONS SUBSEQUENT
                               TO THE FILING DATE

         Subsequent to the Filing Date, Debtor has continued to provide comprehensive Internet services to its customers with an emphasis on serving the small and medium sized business market. Typically, Debtor stores its customers' Web site information on a "virtual" basis; however, for its customers with the resources and desire to have their own dedicated servers, Debtor continues to offers specialized co-location server lease facility resources, providing its customers with space to house equipment in its Tier 1 Data Center. Additionally, Debtor continues to offer an expanding package of enhanced Internet tools, including website design services and electronic commerce solutions (i.e., e-Commerce), which enable its customers to undertake private communications and secure transactions with employees, consumers and vendors over the Internet.

         Debtor's newly implemented business strategy of combining national scale with local presence was specifically developed to serve the needs of the small and medium sized business market. In formulating its business strategy, Debtor concluded that the large, national Internet service providers lacked the local presence to provide customized hands-on support. On the other hand, the smaller, local Internet service providers did not have the requisite scale and resources to provide a full range of services at an acceptable quality and pricing levels. Debtor believes that it has a competitive advantage in serving these business customers because it has combined technical expertise and hands-on support with its own local sales and engineering personnel while still offering the quality and economic efficiency of a national network provider.

         Debtor's goal is to be a premier, full-service provider of Internet services to small and medium sized businesses. To accomplish this goal, Debtor will expand its market presence, strengthen its Internet access and Web hosting core service platforms, and add additional enhanced value service capabilities through further acquisitions and strategic relationships. Given its large potential customer base, broad distribution channels and established core service strengths in Internet access and Web hosting, Debtor believes that it is an attractive potential acquirer and/or strategic partner. Furthermore, Debtor has integrated its operations into a national network with a highly reliable and scalable national infrastructure supported by Interliant, who is one of only three "Tier One" national network providers in the world. As a direct result thereof, Debtor believes that it will derive increasing revenues from its customers and facilitate its goal of attaining profitability by continuing to offer better performing Web sites, an expanding array of enhanced value Internet services, and additional high capacity Internet data transmission capability. Indeed, by integrating operations and leverage into a national infrastructure, Debtor has reduced its operating costs by 80% and improved its product quality.

         Debtor believes that its strong balanced position in both the Internet access and Web hosting service platforms gives it a competitive edge in offering high-margin, enhanced value Internet services and bundled packages to meet the evolving needs of its customers. Examples of these Web-based enhanced value Internet services include: Electronic commerce; Web-based faxing and email; Unified messaging, (which is the aggregation of various messaging formats, such as fax, voice, email, into a single point of contact); Office and business process automation capabilities; Audio and video applications and Automated Web site development tools and templates; and redundant "hot" sites, (which are multiple presence Web sites hosted across multiple national and international data centers). Debtor anticipates enhancing the value of such platforms by developing, both internally and through strategic vendor relationships, a further array of higher margin products and services to continue to address changing customer demands.

         Through its new business strategy, Debtor connects its customers to the Internet via a national high capacity Internet data transmission network. Debtor believes this network is adequate to meet the current and anticipated service needs of its customers; however, by aggregating the capacity of data transmission over the Internet and capacity requirements of its operations onto one national network, Debtor continues to increase its operational control and efficiency, reduce costs, and provide redundancy and higher quality service. In this way, Debtor addresses some of the most significant challenges that an Internet service provider faces in supporting its customers. Debtor's infrastructure also incorporates several other elements critical to maintaining the highest quality Internet service, including a high capacity and reliable national network, peering relationships with other regional, national and international Internet service providers, sophisticated network management tools and engineering support services. The reliability of the national network is the result of many factors, including redundant routers and other critical hardware, carrier class facilities at point of presence locations such as back-up power, fire suppression and climate control, and redundant telecommunications lines.

                                  ARTICLE VIII
              SIGNIFICANT EVENTS DURING THE CHAPTER 11 PROCEEDING

         As part of its new business strategy and in the ordinary course of business, Debtor has entered into a post-petition month to month contract with Scores Entertainment, Inc. to develop, manage and host its websites. The Debtor will be paid $25,000 a month for providing such services. This contract is quite beneficial for the Debtor in that the monthly fees allow the Debtor to operate profitably immediately.

         Additionally, the Debtor has, subject to Court approval, entered into an agreement to acquire NetCylinder, Inc., an Internet traffic marketer and software developer, in a tax free exchange of stock. The NetCylinder business model through its unique inbound Internet traffic redirection software program will develop revenue streams for the Debtor via its free web hosting services, acquisition of member webmasters, opt-in email programs with a multiple-brand strategy of products, and services that appeal to complementary and diverse groups of its member webmasters and users of the Internet. NetCylinder is in essence a true vertical site and affiliate network offering its member webmasters high customer acquisition rates which in turn provides a more efficient method of delivering qualified leads through its traffic redirection and opt-in email programs.

         Net Cylinder will offer its member webmasters free website hosting, free home pages, free e-commerce storefronts, free e-commerce marketing forums and newsletters, and free website usage statistics. In exchange for these free services, NetCylinder will have the right to place rotating banner advertising panels on the member webmasters websites, a link to the NetCylinder home page, an opt-in email form for soliciting email addresses, and the right to redirect 1% of that member webmasters website inbound traffic to other websites chosen by NetCylinder. NetCylinder will also provide each member Webmaster with 25 megabytes of computer storage space which will allow the placement of thousands of different types of products on member websites and 1 gigabyte per month of bandwidth to accommodate a large flow of site traffic.

         NetCylinder, by focusing on small brick-and-mortar businesses' shift to online sales, allows e-commerce newcomers to get a "foot in the door" by enabling such newcomers to set up an Internet store at no cost. While NetCylinder is not the first company to offer such a service, it is the first company to provide free storefront hosting and member services on a platform that rivals traditional paid hosting platforms. With this strategy, NetCylinder will build a strong multiple-revenue stream (which shall include revenues from sources such as advertising, email marketing, traffic redirection, e-commerce, licensing fees and transaction fees) and will augment its online services with branded properties that add features and/or content across multiple services or platforms. Indeed, NetCylinder will offer its advertising, commerce partners and member webmasters a variety of customized programs, which may include guaranteed numbers of impressions and select sponsorship of particular online areas or Web pages for designated time periods. As merchants recognize the value in NetCylinder's traffic redirection program NetCylinder will be able to earn additional revenues by offering selected merchants exclusive rights to market particular goods or services. In such transactions, NetCylinder will provide its commerce partners certain marketing and promotional opportunities and in return will receive cash payments, the opportunity for revenue sharing, cross-promotions, competitive pricing and online conveniences for member webmasters.

         Net Cylinder will, as a wholly owned subsidiary of the Debtor, market its products and services towards the millions of Internet newcomers and novice users by promoting the Debtor's ability to provide a webmaster with tried and tested Internet marketing methods to generate high quality leads through the utilization of NetCylinder's traffic redirection program. Rather than relying on traditional search engine or portal listings, NetCylinder will provide webmasters with the most identifiable, simplest way to acquire Internet traffic based upon each Internet user's informational, product and utilities needs.

         The Debtor believes that this proposed acquisition is integral to the reorganization efforts of the Debtor and in the best interest of all creditors since this acquisition will provide Debtor with monthly website design, web hosting and traffic redirection fees which, in turn, will enable Debtor to continue to build a strong post petition and ultimately post-confirmation business. The Debtor anticipates seeking Court approval of this proposed acquisition in the near future.

         Furthermore, Debtor has reduced its monthly operating costs from $80,946.00 a month as of March 31st, 2001 to $25,000.00 a month as of June 2001. Debtor has also reduced its workforce to five employees including one executive officer, one sales and marketing manager, one network administrator/technical officer, one receptionist/secretary and one office manager.

                                   ARTICLE IX
                LEGAL PROCEEDINGS TO WHICH THE DEBTOR IS A PARTY

         On March 21, 2001 a judgment in the amount of $12,359.60 was entered in favor of Diamondpoint.com, Inc. and against the Debtor in Diamondpoint.com. Inc.
v. The Internet Advisory Corporation, Case Number 00-19349(18) in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, in connection with a claim of breach of contract. Debtor filed an appeal seeking to overturn this judgment and the appeal is presently pending the 4th District Court of Appeal, Case Number 4D01-1528.

         On or about May 16, 2001, the Debtor's landlord, Spring Lake Partners, filed a breach of contract and eviction proceeding against the Debtor in the County Court in and for Broward County, Florida, Case Number 01-012448. The case is presently pending.

         Except as otherwise disclosed herein, no material legal proceedings are pending to which the Debtor or any of its property is subject, not to its knowledge are any such proceedings threatened.

                                    ARTICLE X
                 INSIDER AND AFFILIATE CLAIMS AND TRANSACTIONS

         On December 30, 1999, Debtor entered into a Reorganization Agreement with Richard K. Goldring whereby Debtor issued 4,000,000 shares of Debtor's common stock to Mr. Goldring and his designees in exchange for all of the issued and outstanding voting shares of Sunrise Web Development, Inc., a Florida corporation. At the date of the Reorganization Agreement, Mr. Goldring was a principal shareholder of the Debtor. On December 30, 1999, the assets of Sunrise Web Development Inc. included a $615,000.00 receivable from Richard Goldring. Mr. Goldring made full payment on this obligation during January and February 2000. During the fiscal year ended December 31, 2000, Richard Goldring periodically made loans to the Debtor. As of December 21, 2000, Debtor owed Mr. Goldring an aggregate of $30,500.00. On such date, Debtor issued a promissory note to Mr. Goldring in the principal amount of $30,500.00 with interest at the rate of 10% per annum. The note is due and payable on or before December 31, 2001.

                                   ARTICLE XI
                       STOCK OPTIONS ISSUED BY THE DEBTOR

         On July 13, 2000, Debtor issued 300,000 stock options to Jeffrey Olweean; 300,000 stock options to Nicole Leigh Van Coller; and 50,000 stock options to Donald E. Snyder. At the time of grant, each of the foregoing persons was serving as an officer and director of the Debtor. Each of these options is exercisable for one share of Debtor's common stock at an exercise price of $.50 per share at any time through and including June 30, 2005.

         On November 1, 2000, Debtor issued 300,000 additional stock options to

Jeffrey Olweean and 300,000 additional stock options to Nicole Leigh Van Coller. At the time of grant each of the foregoing persons was serving as an officer and director of the Company. Each of these options is exercisable for one share of Debtor's common stock at an exercise price of $.50 per share at any time through and including November 1, 2005.

         On March 9, 2001 Debtor granted and issued 400,000 stock options to Richard Goldring and 300,000 stock options to John Neilson. At the time of grant, both Mr. Goldring and Mr. Neilson were serving as officers and directors of the Company. Each option is exercisable for one share of Debtor's common stock at an exercise price of $.25 per share at any time through and including March 8, 2006.

                                  ARTICLE XII
            PREFERENTIAL FRAUDULENT, OR OTHERWISE VOIDABLE TRANSFERS

         Except as otherwise disclosed herein, the Debtor is not aware of any preferential, fraudulent, or otherwise voidable transfers.

                                  ARTICLE XIII
                     FUNDING AND IMPLEMENTATION OF THE PLAN

         The White Knight Class and Richard Goldring, the Debtor's President and Chief Executive Officer, will fund the plan of re-organization. This funding will be structured as a capital contribution in exchange for retention of stock.

                                  ARTICLE XIV
                      MANAGEMENT OF THE REORGANIZED DEBTOR

         Debtor incurred losses since the inception of its Internet business due to the poor quality and inexperience of former management. In December 2000, a majority of Debtor's shareholders requested that the board of directors and the officers step down. As a result, a new board of directors was elected in December 2000 and replacement of the officers in December 2000 and January 2001. Immediately, the new management team of Richard Goldring and John Neilson reduced the Debtor's operating costs by 50%, and significantly reduced the work force and operating expenses, especially the bandwidth charges which previously accounted for as much as 60% of the Debtor's monthly operating expenses. The Debtor will continue to be managed by Richard Goldring as President & Chief Executive Officer and John Neilson as Vice President & Secretary.

                                   ARTICLE XV
                            TAX ASPECTS OF THE PLAN

         The Creditors are advised to contact their tax counsel or accountants for tax advise on the realization and recognition of income created by any payments received pursuant to this Plan.

                                  ARTICLE XVI
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         As of the date of filing the Plan, the Debtor has expressly rejected all executory contracts and unexpired leases set forth on Exhibit D attached hereto, but for the unexpired contract entered into by and between the Debtor and AT&T. Notwithstanding the foregoing, any executory contract or unexpired lease not assumed by the Debtor under the Plan or pursuant to an order of the Bankruptcy Court entered at any time, shall be deemed rejected by the Debtor at the Confirmation Date.

         Any Claim which arises by virtue of a rejection at the Confirmation Date shall be filed by such claimant within thirty (30) days after the Confirmation Date or the holder thereof shall be forever barred from asserting a Claim against the Debtor and the Debtor's estate and seeking distribution therefrom.

         Any damage Claim asserted by a creditor arising out of the rejection of any executory contract or unexpired lease shall be a Class 4 General Unsecured Claim.

                                  ARTICLE XVII
                                  RISK FACTORS

         Two alternatives exist if this Plan is not confirmed. First, if the Plan is not accepted by the Creditors and approved by the Bankruptcy Court, the case may be converted to a Chapter 7 liquidation. The Debtor believes that liquidation would not benefit the Unsecured Creditors because administrative expenses to the estate would increase substantially and, based upon the Debtor's liquidation analysis, Unsecured Creditors would not receive any distribution. Second, the case may be dismissed if the Plan is not accepted by the Creditors and approved by the Bankruptcy Court. Upon dismissal of the case, the assets of the estate will revert to the Debtor. In such event, the Bankruptcy Court will no longer exercise control over the Debtor's estate, the United States Trustee's office will no longer review and analyze the Debtor's financial affairs, and all Creditors will be required to seek relief outside of the United States Bankruptcy Court.

         Although management is very confident that Debtor will be very successful after re-organization, the future prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly in new and rapidly evolving markets such as the Internet and companies serving the Internet. Such risks for Debtor include, but are not limited to, a constantly evolving business model and the management of both internal and acquisition-based growth. To address these risks, Debtor must, among other things, continue to develop the strength and quality of its hosting facility; maximize the value delivered to its clientele; enhance the Debtor's domain names; respond to competitive developments; acquire financing for its expansion plans, and attract, retain and motivate qualified employees. There can be no assurance that Debtor will be successful in meeting these challenges and addressing such risks, and the failure to do so could have a material adverse effect on its business, results of operations and overall financial condition.

         Debtor's ability to market its services effectively and Debtor is subject to the risks associated with the Internet services industry which is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new services, software and other product innovations. Debtor cannot guarantee that it will identify new service opportunities successfully and develop and bring new products and services to market in a timely and cost-effective manner; or that products, software and services or technologies developed by others will not render its products and services non-competitive or obsolete. In addition, Debtor cannot provide any assurance that its product or service developments or enhancements will achieve or sustain market acceptance or be able to effectively address the compatibility and inter-operatibility issues raised by technological changes or new industry standards.

         Debtor's future growth will depend on the continued trend of businesses outsourcing their Web site designing and application hosting and its ability to market its services effectively. There can be no assurance that the market for its services will grow, that its services will be adopted, or that businesses will use these Internet-based services to the degree or in the manner that Debtor expects. It is possible that at some point businesses may find it cheaper, more secure or otherwise preferable to design their own Web sites and host their Web sites and applications internally and decide not to outsource the management, of their Web sites and applications. If Debtor is unable to react quickly to changes in the market, if the market fails to develop, if the market develops more slowly than expected, or if Debtor's services do not achieve market acceptance, then Debtor is unlikely to become or remain profitable.

         Additionally, the market for designing and hosting Web sites and applications is highly competitive. There are few substantial barriers to entry into this market and most of Debtor's current competitors have substantially greater financial, technical and marketing resources, larger customer bases, more data centers, longer operating histories, greater name recognition and more established relationships in the industry than Debtor. Debtor's current and potential competitors in the market include Web hosting service providers, as well as web design companies and countless numbers of individual free-lance web designers. Debtor's competitors may be able to expand their network infrastructures and service offerings more quickly than Debtor. They may also bundle other services with their Web site hosting or application hosting services, which could allow them to reduce the relative prices of their Web site hosting and application-hosting services beyond levels that Debtor could compete with, and generally adopt more aggressive pricing policies. In addition, some competitors entered and will likely continue to enter into joint ventures or alliances to provide additional services, which may be competitive with those Debtor provides. It is also possible that the Web site hosting and application hosting markets are likely to experience consolidation in the near future, which could result in increased price and other competition that would make it more difficult for Debtor to effectively compete.

         Furthermore, web site designing, application hosting, and related services are susceptible to damage and unauthorized access as a result of human error and tampering, breaches of security, natural disasters, power loss, capacity limitations, software defects, telecommunications failures, intentional acts of vandalism (including computer viruses, and other factors that have caused, and will continue to cause interruptions in service or reduced capacity for its customers). Despite numerous precautions, the occurrence of a security breach, natural disaster, interruption in service or other unanticipated problem could seriously damage Debtor's business and reputation and cause it to lose customers. Additionally, the time and expense required to eliminate computer viruses and alleviate other security problems could be significant and could impair Debtor's service quality.

                                 ARTICLE XVIII
                          SOLICITATION OF ACCEPTANCES

         The Debtor hereby solicits the acceptances of the holders of all Classes. The Debtor believes that the confirmation of its Plan is in the best interests of all Creditors. You are urged to vote to accept the Plan.


                           [SIGNATURE PAGE TO FOLLOW]

THE INTERNET ADVISORY CORPORATION



By   /S/ RICHARD GOLDRING                                      08/27/01
     ------------------------------                            --------
     Richard Goldring, its President                             Date

         I hereby certify that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this court set forth in Local Rule 2090-1(A).

                                        STOLL & ASSOCIATES
                                        Attorneys for the Debtor
                                        3696 North Federal Highway, Suite 300
                                        Fort Lauderdale, FL 33308
                                        (954) 745-3550 (954) 745-3551 Fax

                                          /S/ STEVEN M. STOLL
                                        --------------------------------------
                                              Steven M. Stoll, Esq.
                                              Florida Bar Number 946230

                                              Christopher J. Gertz, Esq.
                                              Florida Bar Number 106951

                                                                       EXHIBIT A

                                   ARTICLE II
                                  DEFINITIONS

         When used herein, the words set forth below shall have the following meaning or meanings:

         1. "Administrative Bar Date" means the deadline established by Court order to file fee applications.

         2. "Administrative Expense Claim" means those expenses provided by
Section 503 and Section 507 of the Bankruptcy Code including, without limitation, the fees of professionals approved by Bankruptcy Court Orders as allowed by the Bankruptcy Court.

         3. "Allowed Claim" means a Claim (i) which the Debtor has not scheduled as disputed, contingent or unliquidated and in respect of which no proof of Claim has been filed; or (ii) for which a proof of Claim was timely filed and in respect of which no timely objection thereto has been interposed or, if interposed, such objection has been overruled by Final Order allowing a Claim.

         4. "Allowed Priority Tax Claim" means an Allowed Claim of a kind specified in Section 507(a)(8) of the Bankruptcy Code.

         5. "Allowed Secured Claim" means an Allowed Claim which has a perfected lien on assets of the Debtor to the extent of the value of the asset in accordance with Section 506 of the Bankruptcy Code. The balance of such a Claim is deemed an "Allowed Unsecured Claim" herein.

         6. "Allowed Unsecured Claim" means any Allowed Claim which is not an

Allowed Secured Claim, an Administrative Expense Claim, an Allowed Priority Tax Claim or an Equity Security Interest Claim.

         7. "Bankruptcy Code" means Title 11 of the United States Code, as amended.

         8. "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Florida, or such other court as may hereinafter be granted primary jurisdiction for this case and related proceedings.

         9. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended.

         10. "Bar Date" shall mean September 26, 2001, the date set by the Bankruptcy Court prior to which Creditors must file proofs of claim with the Court.

         11. "Claim" means any right to payment from the Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmeasured, disputed, undisputed, legal, equitable, secured or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmeasured, disputed, undisputed, legal, equitable, secured or unsecured.

         12. "Claim holder" means any holder of an Allowed Claim.

         13. "Class" means a category of Claims with regard to confirmation and distribution pursuant to this Plan. A Claim is in a particular Class only to the extent that any portion of the Claim qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class.

         14. "Confirmation Date" means the date of entry of an Order by the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

         15. "Contested Claim" means any Claim or any portion of any Claim as to which the Debtor or any other party in interest has timely objected in accordance with the Bankruptcy Code and Bankruptcy Rules and which objection has not been withdrawn or determined by Final Order.

         16. "Convenience Class" means all Allowed Unsecured Claims less than $2,500.00.

         17. "Debtor" or "TIAC" shall mean The Internet Advisory Corporation, a Utah corporation, the above-styled Chapter 11 Debtor-In-Possession.

         18. "Disclosure Statement" means the Disclosure Statement prepared pursuant to Section 1125 of the Bankruptcy Code, and all subsequent amendments or amended version thereto.

         19. "Effective Date" means the date ten (10) days after the Confirmation Date regardless of whether the order confirming the Plan is final and non-appealable provided that the order of confirmation has not been stayed by a court of competent jurisdiction and, if so, the date designated as such by the reorganized Debtor not fewer than five (5) days nor more than ten (10) after such stay has been dissolved.

         20. "Filing Date" means May 25, 2001, the date on which the Debtor filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

         21. "Final Order" means an order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended and as to which the time to appeal or to seek certiorari or review has expired and as to which no appeal or petition certiorari or review is pending or as to which any right to appeal or to seek certiorari has been waived.

         22."Impaired Claims" means those Claims which are impaired within the meaning of Section 1124 of the Bankruptcy Code.

         23. "Local Rules" means the Local Rules of the United States Bankruptcy Court for the Southern District of Florida, as amended.

         24. "Plan" means this proposed Chapter 11 Plan of Reorganization, and all subsequent amendments thereto.

         25. "Priority Claim" means any pre-petition Claim entitled to priority in payment under Section 507(a)(3), (4) or (6).

         26. "Pro Rata" means an amount to be distributed to each creditor in a particular Class in amount equal to the ratio (expressed as a percentage) that the amount of each Allowed Claim in such Class bears to the total amount of Allowed Claims in such Class at the time of such calculation.

         27. "Schedules" means those certain bankruptcy Schedules of Assets and Liabilities and Statement of Financial Affairs, and any amendments thereto, filed by the Debtor pursuant to Bankruptcy Rule 1007.

         28. "Secured Claim" means any Claim that is secured by a lien, mortgage, security or collateral interest, trust deed, encumbrance or other interest that has been properly perfected as required by law with respect to property of the estate, to the extent of the lesser of the value of the property of the estate securing the Claim or the Amount of the Claim, provided however that such Claim is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law.

         29. "Secured Creditor" means any person who is the holder of a Secured Claim.

         30. "Unimpaired Claims" means those Claims which are not impaired within the meaning of Section 1124 of the Bankruptcy Code.

         31. "Unsecured Claim" means all Claims for unsecured debts, liabilities, demands, or Claims of any character whatsoever arising prior to the Petition Date, including any portion of a Claim which exceeds the value of the property of the estate securing such Claim.

         32. "Unsecured Creditor" means any person who is the holder of an Unsecured Claim.

         33. "White Knight Class" shall consist of Richard Goldring and all equity security holders of the Debtor that choose to make an additional capital contribution to the Debtor ("White Knight Electors"), as more specifically set forth herein and in the Disclosure Statement attached hereto.

         34. "White Knight Electors" means all equity security holders of the Debtor that choose to make an additional capital contribution to the Debtor, as more specifically set forth herein and in the Disclosure Statement attached hereto.

         35. As used in the Plan, masculine, feminine and neutral pronouns shall be deemed to include each other, and all terms used in the singular shall be deemed to include the plural, where applicable, and vice-versa.

         36. All references to statutory sections are to the Bankruptcy Code, Title 11 of the United States Code, unless otherwise specified.

         37. All terms defined herein shall have the same meaning when used in the Disclosure Statement.

         38. The words "herein", "hereof", and "hereunder" and other words of similar import refer to the Plan as a whole, including all Schedules, appendices, and exhibits annexed or attached thereto, as the same may from time to time be amended or supplemented and not to any particular article, section or subdivision contained in the Plan.

         39. Accounting terms not otherwise defined in the Plan have the meanings assigned to them in accordance with generally accepted principles currently in effect.

                                                                       EXHIBIT B

                                NETCYLINDER, INC.

                96 Chestnut Street, Mount Sinai, New York 11766

Steven M.Stoll Esq.
Stoll & Associates
Suite 300
3696 North Federal Highway
Ft Lauderdale, Florida 33304

July 10th, 2001

Re: Equipment Valuation-The Internet Advisory Corporation

Dear Mr. Stoll:

John Neilson of The Internet Advisory Corporation has requested that I evaluate the equipment located in The Internet Advisory Corporation's data center located at 2455 East Sunrise Boulevard, Ft Lauderdale, Florida 33304.

As for my credentials as an expert I have been employed in the Internet Web Hosting industry since 1995 and have built and operated a number of data centers, firstly as The President of Tristar Web, Inc., before its acquisition by Interliant, Inc., one of the industries largest Internet Service Providers and now as President of NetCylinder, Inc.

Having inspected the Internet Advisory Corporation's data center and reviewed the equipment that is in place in I have calculated that in the event of a liquidation sale The Internet Advisory Corporation would not realize more than $40,000 to $50,000 in sale proceeds. The equipment although only 3 years old is obsolete and because of advances in hardware technology could be replaced with new and more sophisticated equipment for approximately $75,000 to $100,000 in today's market place.

If you have any further questions please do not hesitate to contact me at 631-874-0334.

Sincerely

/s/ William Nicholson
---------------------
    William Nicholson
    President & CEO

                                                                       EXHIBIT C

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            Fort Lauderdale Division

In re:
                                                       Case No. 01-23925-BKC-RBR
The Internet Advisory Corporation,

                    Debtor.                                   Chapter 11
_______________________________________/

                BALLOT AND DEADLINE FOR FILING BALLOT ACCEPTING
                               OR REJECTING PLAN

The Plan filed by The Internet Advisory Corporation on ________________________.

TO HAVE YOUR VOTE COUNT YOU MUST COMPLETE AND RETURN THIS BALLOT BY THE DEADLINE INDICATED BELOW (AS SET PURSUANT TO LOCAL RULE 3018-1).

The plan referred to in this ballot can be confirmed by the court and thereby made binding on you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class and the holders of two-thirds in amount of equity security interests in each class voting on the plan. In the event the requisite acceptances are not obtained, the court may nevertheless confirm the plan if the court finds that the plan accords fair and equitable treatment to the class rejecting it.

TYPE OF CLAIM                 CLASS IN PLAN                 AMOUNT OF CLAIM
-------------                 -------------                 ---------------
General Claim                                          Amount
Circle One                                               $
Secured/Unsecured

Bond Holder                                            Amount of Bond/debenture
                                                         $
Equity Security Holder                                 Shares of Stock
                                                         ________________ shares

                     [Check One Box] __ Accepts __ Rejects

             the plan for reorganization of the above-named debtor.

Signed: ________________________________
Print or type name: ____________________
Company Name: __________________________
Address: _______________________________
Phone: _________________________________
Date: __________________________________

FILE THIS BALLOT ON OR BEFORE ____________________ with Clerk of Bankruptcy Court, 299 E. Broward Blvd., Room 310, Ft. Lauderdale, FL 33301.

IF YOU HAVE MORE THAN ONE TYPE O[ILLEGIBLE]BTOR, SEPARATE BALLOTS MUST BE FILED.

                                                                       EXHIBIT D

FORM B6G
(10/89)

In re:   The Internet Advisory Corporation       Case No.    01-23925-BKC-RBR
       -------------------------------------              ----------------------
                     Debtor                                    (if known)

             SCHEDULE G - EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Describe all executory contracts of any nature and all unexpired leases of real or personal property. Include any timeshare interests.

     State nature of debtor's interest in contract, i.e., "Purchaser," "Agent," etc. State whether debtor is the lessor or lessee of a lease.

     Provide the names and complete mailing addresses of all other parties to each lease or contract described.

     NOTE: A party listed on this schedule will not receive notice of the filing of this case unless the party is also scheduled in the appropriate schedule of creditors.

/ / Check this box if debtor has no executory contracts or unexpired leases.

NAME AND MAILING ADDRESS,         DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF
    INCLUDING ZIP CODE             DEBTOR'S INTEREST, STATE WHETHER LEASE IS FOR
     OF OTHER PARTIES              NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT
   TO LEASE OR CONTRACT                  NUMBER OF ANY GOVERNMENT CONTRACT
--------------------------------------------------------------------------------
Spring Lake Partners              Commercial Lease
Attn: Management Office
2455 E. Sunrise BLVD              Lease on nonresidential real property
Fort Lauderdale, FL 33304

ADT SECURITY SERVICES, INC        security system
111 MORSE STREET
NORWOOD, MA 02060

EXPANETS                          bandwidth contract
312 ELM STREET, SUITE 1425
CINCINNATI, OH 45202-2301

GENUITY SOLUTIONS, INC            dial-up service contract
PO BOX 101765
ATLANTA, GA 30392-1765

QWEST                             bandwidth contract
PO BOX 856169
LOUISVILLE, KY 40285-6169

WINSTAR                           bandwidth contract
4742 N. 24TH STREET
PHOENIX, AZ 85016

FORM B6G
(10/89)

In re   The Internet Advisory Corporation       Case No.    01-23925-BKC-RBR
      -------------------------------------              ----------------------
                     Debtor                                    (if known)

             SCHEDULE G - EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                               (Continuation Page)

NAME AND MAILING ADDRESS,         DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF
    INCLUDING ZIP CODE             DEBTOR'S INTEREST, STATE WHETHER LEASE IS FOR
     OF OTHER PARTIES              NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT
   TO LEASE OR CONTRACT                  NUMBER OF ANY GOVERNMENT CONTRACT
--------------------------------------------------------------------------------
AT&T                              bandwidth contract
PO BOX 78522
PHOENIX, AZ 85062-8522

BELLSOUTH                         bandwidth contract
PO BOX 33009
CHARLOTTE, NC 28243-0001

MCI WORLDCOM                      bandwidth contract
PO BOX 96022
CHARLOTTE, NC 28296-0022

CITICORP VENDOR FINANCE, INC      copy machine & fax machine contract
PO BOX 41647
PHILADELPHIA, PA 19101-1647